UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 15, 2006

ZIONS BANCORPORATION
(Exact Name of Registrant as Specified in Its Charter)

UTAH
(State or Other Jurisdiction of Incorporation)
001-12307		87-0227400
(Commission File Number)		(IRS Employer Identification No.)

ONE SOUTH MAIN, SUITE 1134, SALT LAKE CITY, UTAH	84111
(Address of Principal Executive Offices)	(Zip Code)

801-524-4787
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 7.01. Regulation FD Disclosure.

In a presentation at a bank investor conference on November 15, 2006, Zions’ Chairman and CEO, Harris Simmons, expects to make the following statements:
Zions Bancorporation has changed a key target capital ratio from 6.25-6.50% tangible common equity to 6.25-6.50% tangible equity. In conjunction with this change, Zions expects to issue in the fourth quarter approximately $200 million of non-cumulative perpetual preferred stock with a floating dividend rate, which is expected to add about 30 basis points to tangible equity. The initial annual run rate of dividends on this preferred stock is expected to be approximately $12 million, assuming the issuance of $200 million of preferred stock.

With the addition of this preferred stock to its capital structure, Zions currently estimates that its tangible equity ratio will be approximately 6.4% at December 31, 2006. The Company expects to be in a position to resume its share repurchase program early in 2007.

Holders were notified on November 14, 2006 that Zions intends to call $176.3 million of 8.536% trust preferred stock issued by Zions Institutional Capital Trust A which holds subordinated debentures of Zions First National Bank. The call date will be December 15, 2006. From a rating agency perspective, this trust preferred is an expensive form of subordinated debt and the 8.536% trust preferred stock does not provide Zions any equity credit.

Zions expects to incur a pre-tax expense in the fourth quarter of 2006 of approximately $7.3 million due to the call premium; however, calling this issue will reduce pre-tax interest expense by approximately $14.5 million annually.

An archived Webcast of Mr. Simmons’ remarks is available through November 29, 2006, at www.zionsbancorporation.com.  Zions’ web site does not form a part of this document.

Forward-Looking Information

Statements in this document that are not based on historical data, including statements regarding Zions’ estimates and expectations regarding its tangible equity ratio, incurrence of expenses, repurchase of common stock and redemption of trust preferred stock and the terms of the offering as well as the timing and results thereof, are forward-looking, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this document. Factors that might cause such differences include, but are not limited to: changes in general economic and financial market conditions, either nationally or locally in areas in which Zions conducts its operations; disruptions in or material events impacting the capital markets and Zions’ ability to complete the offering on acceptable terms or at all or its ability to resume its stock repurchase program; Zions’ ability to successfully execute its business plans and achieve its objective; changes in interest rates; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company’s operations or business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies.

Additional factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements are discussed in the 2005 Annual Report on Form 10-K of Zions Bancorporation filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov ).

Zions specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIONS BANCORPORATION

Date: November 15, 2006	By:	/s/ DOYLE L. ARNOLD
Name: Doyle L. Arnold
Title: Vice Chairman and Chief Financial Officer